SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: May 25, 2005

(Date of earliest event reported)

UNIVERSAL CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Virginia	1-652	54-0414210
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1501 North Hamilton Street
Richmond, Virginia	23230
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:

(804) 359-9311

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On May 25, 2005, Universal Corporation issued $200 million aggregate principal amount of senior unsecured floating rate notes due May 30, 2008 (the “Notes”). The Notes bear interest at a rate of six-month LIBOR plus 1.25% per annum (initially 4.77%). Interest is due each May 30 and November 30, beginning November 30, 2005. The Notes are callable, in whole or in part, subject to ten business days prior written notice, on any interest payment date on or after May 30, 2006, for a price equal to 100.25% of par. The proceeds were used to retire short-term notes, commercial paper, and borrowings under Universal Corporation’s revolving credit facility. The Notes have not been registered under the Securities Act of 1933, as amended, or the securities laws of any state or other jurisdiction. A form of the Notes is attached as Exhibit 4.1 and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits.

No.	Description
4.1	Form of Floating Rate Note due 2008*

*	Filed Herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNIVERSAL CORPORATION
(Registrant)

Date: June 1, 2005	By:	/s/ William L. Taylor
William L. Taylor
Vice President and Chief Administrative Officer

Exhibit Index

Exhibit Number	Document
4.1	Form of Floating Rate Note due 2008*

*	Filed Herewith